Exhibit 10
                                                                      ----------
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of July 6, 1998 (the "Effective Date"), by and between ALTAIR INTERNATIONAL, INC., an Ontario corporation whose executive offices are located at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 ("Altair"), and JOHN W. PARSONS, an individual ("Employee") who resides at 738 Mohawk Street, Columbus, Ohio 43206.

                                   BACKGROUND
                                   ----------

         Altair is engaged in the acquisition and development of mineral processing equipment and the exploration of mineral properties. Altair desires to employ Employee on the terms and subject to the conditions set forth below and Employee desires to be employed by Altair for the consideration set forth in this Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of Altair's offer of employment, of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Altair and Employee mutually agree as follows:

1.  Definitions.  For purposes of this Agreement, the following terms shall have the following definitions:

         1.01 Altair Client. "Altair Client" shall mean any Entity (A) for whom Altair has provided products or services related to the Minerals Business prior to the Termination Date or (B) for whom Altair is contractually obligated, on or before the Termination Date, to provide products or services related to the Minerals Business after the Termination Date.

         1.02 Change in Control. "Change in Control" shall mean and shall be deemed to have occurred if Altair shall be merged or consolidated with another Entity and as a result of such merger or consolidation less than seventy five percent (75%) of the outstanding voting securities of the surviving or resulting Entity shall be owned in the aggregate by the former shareholders of Altair.

         1.03 Competing Entity. "Competing Entity" shall mean any Entity that is engaged or has specific plans to engage, directly orindirectly, in the Minerals Business in the Territory.

         1.04 Confidential  Information.  "Confidential  Information" shall mean any information relating to Altair's business or operations provided or available to Employee, or to which Employee has access or which he compiles, while associated with Altair as an employee or otherwise, and which information or compilations of information are confidential, proprietary, unique, not generally known in the mineral processing, exploration and development industries or significantly enhance Altair's goodwill, including: the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or plans, financial information or listing of names, addresses or telephone numbers; provided, however, that in order to constitute "Confidential Information," such information must satisfy both of the following: (A) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, Entities who can obtain economic value from its disclosure or use; and (B) it is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Notwithstanding the foregoing, "Confidential Information" shall not include (I) information which becomes generally known to the public other than as a result of a disclosure by Employee, or (II) information legally obtained from a source independent of Altair or its agents, provided that such source is not known by Employee to be bound by a confidentiality agreement with Altair.

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         1.05  Covenant  Period.   "Covenant   Period"  shall  mean  the  period
beginning on the Effective Date and continuing for twenty-four (24) months after the Termination Date.

         1.06 Effective Date. "Effective Date" shall mean the date specified in the first sentence of this Agreement.

         1.07 Entity. "Entity" shall mean any individual, corporation, partnership, limited liability company, association or other enterprise, and shall include all subsidiaries and affiliates of any of the foregoing. For these purposes, an affiliate shall mean any Entity which is controlled directly or indirectly by the owners, members, managers, shareholders, partners, associates, beneficiaries, or the like, as the case may be, of any of the foregoing; and control shall mean the ownership directly or indirectly of any equity interest equal to or greater than ten percent in an Entity.

         1.08 For Cause. "For Cause" shall mean (A) a material breach by Employee of the terms of this Agreement, not cured within twenty (20) days after Altair's notice of Employee of such breach, (B) Employee?s wrongful misappropriation of any money, assets or other property of the Company, (C) Employee?s conviction for any felony or a crime involving moral turpitude, (D) Employee?s chronic alcoholism or chronic drug addiction, or (E) Employee?s gross negligence or willful misconduct in connection with the performance of his obligations under this Agreement.

         1.09 Minerals Business. "Minerals Business" shall mean the businesses of developing, manufacturing or marketing fine particle mineral processing equipment.

         1.10 Restricted Client. "Restricted Client" shall mean any Altair Client to whom Employee has made one or more sales calls during the one-year period ending on the Termination Date. Notwithstanding the foregoing, the following Entities are specifically excluded from the definition of the term "Restricted Client" ? (A) Elk Creek, LLC and its affiliates and (B) Alabama Fuel Products, LLC and its affiliates.

         1.11 Termination Date. "Termination Date" means the last day of Employee's employment with Altair.

         1.12 Term. "Term" shall mean the Term of Employee's employment, as specified in Section 2.04 of this Agreement. -----

         1.13 Territory. "Territory" shall mean those States of the United States and those foreign countries in which Altair has conducted the Minerals Business on or before the Termination Date.

         1.14 Transition Period. "Transition Period" shall have the meaning specified in Section 2.03.

2. Employment and Duties of Employee.
   ----------------------------------
         2.01 Scope of Duties. Altair hereby employs Employee during the Term in an executive capacity as Vice President of Business Development. Employee also may be directed during the Term to perform services for Altair or any of its subsidiaries as the Board of Directors of Altair (the "Altair Board") shall determine; and Employee hereby accepts such employment with Altair or any of its subsidiaries, to render services solely for the benefit, and on behalf, of Altair, as directed by the Altair Board or the President of Altair. The Altair Board shall have the power to determine the general and specific executive duties to be performed by Employee consistent with the responsibilities and authority associated with such position and the means and the manner by which those duties shall be performed.

         2.02 Exclusive Service and Professional Standards. During the Term, Employee shall perform his duties in a professional and diligent manner in

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accordance  with the  standards  reasonably  established  by Altair from time to time; shall not engage in activities which are or could be detrimental to the existing or future business of Altair or damage the name of Altair or the goodwill pertaining thereto; and shall observe and conform to all laws, customs and standards of business ethics and honest business practices. Subject to the provisions of Section 2.03 below, Employee shall be required, and does hereby agree, to devote his full working time and attention to the duties required under this Agreement. In no event, however, shall Employee's pursuit of personal investment opportunities be deemed a breach of this Agreement, provided that such pursuit does not interfere with the services required to be rendered to Altair hereunder, is consistent with Altair's policies regarding conflicts of interest, and does not in any way violate or infringe the covenants set forth in
Article 8 below.

         2.03 Transition Period. Notwithstanding the foregoing provisions of this Article 2, from the Effective Date through December 31, 1998 or such earlier date selected by the mutual consent of Altair and the Employee (the "Transition Period"), Altair shall permit Employee to continue to provide services to Startec, Inc.; provided, however, that Employee shall devote not less than twenty (20) hours per week to performing the services required under this Agreement.

         2.04 Term of Employment. The term of Employee's employment under this Agreement (the "Term") shall begin on the Effective Date and shall continue until December 31, 2003, unless such employment is terminated as described below in this Section 2.04. Employee's employment can be terminated:

         (A) by either party giving written notice to the other party of the terminating party's intention to terminate Employee's employment under this Agreement, in which case, the effective date of such termination shall be the sixty first (61st) day after the date on which the terminating party delivers such written notice to the other party; or

         (B) by Altair, immediately, by giving written notice to Employee of Altair's termination of Employee's employment under this Agreement For Cause, which notice shall specify the cause for such termination, and a summary of the facts supporting Altair's conclusion that the termination is For Cause.

3.  Compensation.
    -------------
         3.01 Salary. Subject to the provisions of Section 3.05 below, for all services rendered by Employee under this Agreement, Altair shall pay Employee a monthly base salary equal to Ten Thousand Dollars ($10,000), commencing on the Effective Date. Employee's salary shall be payable in accordance with Altair's customary payment policies and periods and the amount thereof may be changed at any time and from time to time by mutual agreement of the parties.

         3.02 Bonuses. Employee may be entitled, but shall have no vested right, to participate (as determined by the Altair Board) in any bonus that may be declared from time to time by the Altair Board.

         3.03 Stock Options.

         A. Grant of Options. As further consideration for Employee's performance of his obligations under this Agreement, Altair does hereby agree to grant to Employee, subject to the terms and conditions set forth in the Altair International Inc. Stock Option Plan, the 1998 Altair International Inc. Stock Option Plan (the "1998 Option Plan") and to be established by the Altair Board, the following options (collectively, the "Options") to purchase Common Shares, no par value, of Altair (the "Common Shares") in accordance with the following terms and conditions:

                  (i) An option to purchase 100,000 Common Shares at an exercise
         price  equal  to  $8.375  per  share,   which  shall  vest  and  become


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         exercisable  in the event  Employee  remains  employed by Altair on the second anniversary of the "Commencement Date," which, for purposes of this Agreement, shall be the date upon which the Transition Period ends and Employee becomes a full-time employee of Altair;

                  (ii) An option to purchase 100,000 Common Shares at an exercise price equal to the fair market value of the Common Shares (as determined by the Altair Board) on June 15, 1998, which shall vest and become exercisable in the event Employee remains employed by Altair on the first anniversary of the Commencement Date; provided, however, that such grant is expressly conditioned upon the approval by Altair's shareholders of a proposal to be submitted at Altair's Annual and Special Meeting of Shareholders to be held on June 11, 1998 for the purpose of adopting the 1998 Option Plan, which approval management of Altair shall recommend to Altair's shareholders; and

                  (iii) An option to purchase 200,000 Common Shares at an exercise price equal to the fair market value of the Common Shares (as determined by the Altair Board) on the later of June 15, 1998 and the Commencement Date, which shall vest and become exercisable on the Commencement Date; provided, however, that such grant is expressly conditioned upon the adoption of the 1998 Option Plan by Altair's shareholders.

         B. Early Vesting of Options. Notwithstanding the provisions of Section 3.03A, the Options shall vest and Employee shall immediately have the right to exercise all Options for Common Shares upon the date on which there is Change in Control.

         C. Share Transactions. In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than cash dividends, Altair shall make such substitution or adjustment in the aggregate number or class of shares which may be issued upon the exercise of the Options and in the number, class and option price or other price of shares subject to the outstanding Options granted under this Agreement and the Option Plan as determined necessary by the Altair Board in order to maintain the purpose of the original grant of such Option.

         D. Cooperation. In connection with the grant of the Options, Employee agrees to execute and deliver to Altair all agreements, certificates and instruments reasonably requested by Altair to accomplish any grant or exercise of the Options or any issuance of any Common Shares associated therewith.

       3.04 Fringe Benefits. Employee shall be entitled to receive any and all employee benefits or perquisites as are provided to officers of Altair from time to time during the Term. Subject to the eligibility and participation requirements set forth in any such plan, Employee shall also be entitled to participate in any and all employee benefit plans or programs sponsored by Altair from time to time including pension and/or profit sharing plans, group life insurance plans, disability income insurance plans, medical, health and dental insurance plans.

       3.05 Transition Period. During the Transition Period, the Altair Board, in its reasonable discretion, shall determine (A) the amount of the base monthly salary to be paid to Employee, which amount shall not be less than a monthly base salary of Five Thousand Dollars ($5,000), and (B) the level of fringe benefits, if any, to be provided to Employee in consideration of Employee's reduced obligations under this Agreement. Notwithstanding the foregoing, Employee acknowledges and agrees that no Options shall vest, and Employee shall acquire no right in connection therewith, during the Transition Period.

4.  Reimbursement of Business Expenses.
    -----------------------------------

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         4.01 Reimbursement of Business Expenses. Employee may incur reasonable, ordinary and necessary business expenses for promoting Altair's business, including expenditures for travel and lodging. Altair shall reimburse Employee for such business expenses incurred during the Term if the expenses are incurred by Employee in accordance with Altair's business expense reimbursement policy as established by Altair from time to time and Employee provides Altair with a record of (i) the amount, time, place and nature of the expense, (ii) the business reason for the expense, and (iii) the names and other data concerning individuals entertained sufficient to establish their business relationship to Altair. Altair shall not be obligated to reimburse Employee for any expense which is not substantiated as provided in this Article 4, or is not authorized or incurred in accordance with Altair's policies as they exists on the date of such incurrence.

         4.02 Moving Expenses. If Employee provides Altair with a record of the amount, time, place and nature of the expense, Altair shall also reimburse Employee for the expense of relocating Employee to Reno, Nevada (including the expense of transportation of household goods, travel expenses, lodging and meals during such travel) and temporary housing expenses at the new location for a period of not greater than thirty (30) days. Altair shall not be obligated to reimburse Employee for any expense which is not substantiated as provided in
Section 4.01 above.

5. Records and Files. Upon the termination of Employee's employment by Altair, Employee shall have no right to keep or use and shall promptly return to Altair
(A) all Confidential Information and all documents, records, procedures, books, notebooks and other documentation (and all copies thereof) containing any Confidential Information then in Employee's direct or indirect possession or control irrespective of whether such documentation was prepared or compiled by Employee or any other Entity; and (B) all equipment and property of Altair entrusted to Employee by Altair or otherwise in Employee's direct or indirect possession or control. Employee acknowledges that all such documentation, equipment and property is and shall remain the sole and exclusive property of Altair.

6. Representations and Warranties of Employee. With the intent that they be relied upon by Altair and the knowledge that Altair has relied and will rely on the following representation and warranty in executing this Agreement, Employee represents and warrants to Altair that Employee has not violated, is not currently in violation of, and at no time during his employment with Altair will Employee violate, the terms, conditions or obligations of Employee under any agreement with any third party, including, without limitation, any former employer.

7. Indemnification. Altair agrees to and hereby assumes all liability for and indemnifies, protects, saves and holds Employee harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed upon or incurred by Employee on account of, arising directly or indirectly from, or in any way connected with or related to Employee's activities as an officer and member of the Board of Directors of the Company, except as arise as a result of the fraud, felonious conduct, gross negligence or acts of gross moral turpitude on the part of Employee.

8. Covenants of Employee. As a material term of this Agreement and in order to protect the Confidential Information and the goodwill and existing and future business of Altair, Employee covenants and agrees that:

         8.01 Preservation of Relationships and Business. During the Covenant Period, Employee shall use his best efforts to (A) persuade Altair's employees and independent contractors to maintain and continue their association with Altair, (B) preserve Altair's business organization intact and (C) preserve for Altair its relationships with the Altair Clients and all suppliers, licensees, distributors, customers and others having business relationships with Altair.


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         8.02  Covenants.  Notwithstanding the provisions of Section 2.03 above,
 Employee shall strictly comply with the following:


                  A. Covenant as to Nondisclosure or Use of Confidential Information. Employee acknowledges that in the course of his performance of services under this Agreement, he will become knowledgeable and familiar with the Confidential Information. Employee therefore agrees that he shall not under any circumstances, without the express, prior written consent of Altair, (A) ever directly or indirectly, intentionally or unintentionally, reveal, disclose or disseminate to any Entity (other than another Altair employee who is subject to a similar nondisclosure covenant) any Confidential Information or other non-public matters concerning the business affairs of Altair, or (B) ever use or exploit any Confidential Information for the financial gain of Employee or any other Entity; provided, however, that Employee may disclose such Confidential Information as is required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction. In such latter event, Employee shall promptly notify Altair of such order or subpoena in order to provide
Altair  the   opportunity   to  protect  its  interests  in  such   Confidential
Information.

                  B. Covenant Restricting Solicitation. Employee agrees that, during the Covenant Period, Employee shall not, either individually or on behalf of any Competing Entity or other Entity, (i) solicit or otherwise deal with any Restricted Client in any manner designed to or that could take business away from or otherwise damage Altair in any way; or (ii) solicit or otherwise induce any employee or independent contractor of Altair to terminate their employment or association with Altair.

                  C. Covenant Against Competition. Employee agrees that, during the Covenant Period, Employee shall not, directly or indirectly, either individually or on behalf or any Competing Entity or other Entity: (A) compete against Altair or engage in the Minerals Business anywhere within the Territory;
(B) undertake to plan or organize any Competing Entity, nor shall Employee consult with, or discuss the possibility of employment with, any Competing
Entity; or (C) own, manage, operate, control, join, be employed by, render services to, consult with, participate in, or be associated or connected in any way with the ownership, management, operation or control of any Competing Entity.

                  D. Post-Employment Cooperation. During the Covenant Period, Employee agrees that, upon Altair's reasonable request, Employee in good faith and using diligent efforts shall cooperate and assist Altair in any dispute, controversy or litigation in which Altair may be involved including, without limitation, Employee's participation in any court or arbitration proceedings, the giving of testimony, the signing of affidavits or such other personal cooperation as Altair or its counsel may reasonably request. Employee will be reasonably compensated for such assistance and will receive reimbursement for expenses incurred i providing such assistance.

         8.03 Company Ownership of Confidential Information and Proprietary Documents. Employee acknowledges and agrees that the Confidential Information is and shall remain the exclusive proprietary property of Altair. Employee hereby renounces any existing or future right, title, claim or interest in or to the Confidential Information. Without limiting the foregoing, and to the fullest extent permitted by law, Employee agrees (A) to assign to Altair any Confidential Information conceived, created or discovered by Employee during the period of his employment with Altair, alone or with others, whether or not conceived, created or discovered during regular working hours, and (B) to obtain or maintain suitable protection upon all Confidential Information, including without limitation, the execution of all patent or copyright applications, letters patent and any divisions, continuations, continuations-in-part, extensions, reissues or assignments thereof and any other instruments in writing which Altair may reasonably deem necessary to accomplish the purposes of this Agreement.

         8.04 Reformation.   Altair  intends to restrict  Employee's  activities
under this Article 8 only to the extent necessary for the protection of Altair's


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legitimate business interests.  In the event that the provisions of this Article
8 should ever be deemed or adjudged by a court of competent jurisdiction to exceed the time or geographical limitations permitted by applicable law, then such provisions shall nevertheless be valid and enforceable to the extent necessary for such protection as determined by such court, and such provisions will be reformed to the maximum time or geographic limitations as determined by such court.

9.  Remedies.
    ---------

         9.01 Injunction. In the event of Employee's actual or threatened breach of any one or more provisions of Articles 5, or 8 above, Employee specifically acknowledges that Altair will incur incalculable and irreparable damage and that Altair has no adequate remedy at law for such threatened or continuing breach. Therefore, Altair shall be entitled to injunctive relief immediately and permanently restraining Employee from such continuing or threatened breach, in addition to all other remedies available to Altair at law or in equity.

         9.02 Non-exclusivity of Remedies. Except as specifically provided herein, the rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any of the provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party hereto as against the other party for a breach or threatened breach of any provision hereof.

10.  Miscellaneous.
     --------------
         10.01 Attorney's Fees. If any action or proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the party which prevails by enforcing the terms of this Agreement shall be entitled to recover reasonable attorneys' fees and costs incurred, in addition to any other relief to which that party may be entitled.

         10.02  Entire   Agreement.   This  Agreement   constitutes  the  entire
understanding between the parties hereto with respect to the subject matter hereof and the relationship between the parties hereto and supersedes all negotiations, representations, prior discussions and preliminary agreements between the parties hereto relating to such subject matter and relationship.

         10.03 Successors; Non-assignment. This Agreement shall inure to and bind the heirs, executors, administrators, representatives, successors and assigns of the respective parties hereto; provided, however, that nothing herein shall be construed to permit the transfer or assignment of Employee's interest and/or obligations hereunder to any third party. Employee covenants and agrees that he shall not and may not transfer or assign any of his rights or delegate any of his duties or obligations hereunder.

         10.04 Governing Law.This Agreement shall be interpreted, construed and enforced according to the laws of the State of Utah, without giving effect to any conflict of laws provisions, and each party hereby expressly submits itself to the exclusive, personal jurisdiction of the courts situate in Salt Lake County, State of Utah, with respect to any and all claims, demands or causes of action asserted or filed by either party relating to, or arising out of, the subject matter of this Agreement.

         10.05 Notices. Except when actual receipt is expressly required by the terms hereof, notice is considered given either (A) when delivered in person to the recipient named as below, or (B) after deposit in the United States mail, either registered or certified mail, return receipt requested, postage prepaid, addressed to the party or person intended at the address set forth on the first page hereof.

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

         10.06 Modification and Waiver. This Agreement may not be modified except by a written instrument signed by all the parties hereto. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party or parties.

         10.07 Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

         10.08 Survival. The provisions set forth in Articles 4, 5, 6, 7, 8 and 9 hereof shall survive the expiration of the Term and the termination of this Agreement and shall, notwithstanding the expiration of the Term or the termination of this Agreement, continue in full force and effect.

         10.09 Acknowledgement. In executing this Agreement, Employee does not rely on any inducement, promise or representation of Altair, other than the terms and conditions specifically set forth in this Agreement. Employee hereby further acknowledges that Employee has read and understands all of the terms of this Agreement; Altair's offer of employment constitutes adequate consideration for the covenants set forth in Section 8 above; during his employment, Employee will render services to Altair that are personal, special, unique and extraordinary; Employee's personality, courtesy, honesty, etc. will all contribute to and enhance the goodwill of Altair; Employee has the means to support himself and his dependents other than by engaging in the Minerals Business and the provisions of Section 8 above will not unreasonably impair such means and ability; Employee has been advised to consult with independent counsel and has had an opportunity to consult with independent counsel with respect to the advisability of executing this Agreement; and Employee has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining hereto as he deems necessary.

         IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first written above.

                          "ALTAIR":

                          Altair International Inc.,
                            an Ontario corporation



                          By:  /s/ William P. Long
                               --------------------
                               Its: President
                               -------------

                          "EMPLOYEE":



                              /s/ John W. Parsons
                              -------------------
                              John W. Parsons